NATIONAL FINANCIAL COMMUNICATIONS CORP.
                     CONSULTING AGREEMENT

   AGREEMENT made as of the 13th day of March, 2000 by and between Infocall Communications Corp., maintaining its principal offices at 8000 Tower Crescent Drive, Suite 640, Vienna, VA 22182 (hereinafter referred to as "Client") and National Financial Communications Corp. DBA/ OTC Financial Network, a Commonwealth of Massachusetts corporation maintaining its principal offices at 1040 Great Plain Ave, Needham, MA 02492 (hereinafter referred to as the "Company").

                           WITNESSETH:

   WHEREAS, Company is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

   WHEREAS, Client is desirous of retaining Company for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:


   I. Engagement of Company. Client herewith engages Company and Company agrees to render to Client public relations, communications, advisory and consulting services.

   A. The consulting services to be provided by the Company shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Company's ability to relate information regarding Client's activities is directly related to the information provided by Client to the Company.

   B. Client acknowledges that Company will devote such time as is reasonably necessary to perform the services for Client, having due regard for Company's commitments and obligations to other businesses for which it performs consulting services.

II.    Compensation and Expense Reimbursement.

   A. Client will pay the Company, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Company on Client's behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

   B. In addition to the compensation and expense reimbursement referred to in Section 2(A) above, Company shall be entitled to receive from Client a "Transaction Fee", as a result of any


          Exhibit - 10.15 - Pg. 2


Transaction (as described below) between Client and any other company, entity, person, group or persons or other party which is introduced to, or put in contact with, Client by Company, or by which Client has been introduced to, or has been put in contact with, by Company. A "Transaction" shall mean merger, sale of stock, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to the other, or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities. To be a Transaction covered by this section, the transaction must occur during the term of this Agreement or the one year period following the expiration of this Agreement.

The calculation of a transaction Fee shall be based upon the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Client and shall equal 5% of the dollar value of the Transaction. Such fee shall be paid by certified funds at the closing of the Transaction.

     Term and Termination. This Agreement shall be for a period of one year commencing March 13, 2000 and terminating March 12, 2001. If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional six months. Either party hereto shall have the right to terminate this Agreement upon 30 days prior written notice to the other party after the first 90 days.

     Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Company in connection with Company's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). The Company will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Company is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

     Representation by Company of other clients. Client acknowledges and consents to Company rendering public relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of Client.

     Indemnification by client as to Information Provided to Company. Client acknowledges that Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Company.

     Independent Contractor. It is expressly agreed that Company is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Company or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

     Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.


          Exhibit - 10.15 - Pg. 3


     Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

     Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

     Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

     Law to Govern; Forum for Disputes. The Company and the Client agree that any legal disputes that may occur between the Company and the Client, and that arise out of, or are related in any way to, the Company contract with the Client and/or its performance of services under the Contract or the termination of this contract, and which disputes cannot be resolved informally, shall be resolved exclusively through final and binding arbitration before an arbitrator mutually selected by the Company and the Client with each party to bear its own costs and attorney fees. If the Company and the Client are unable to agree upon an arbitrator within twenty-one (21) days after either party made a demand for arbitration, the matter will be submitted for arbitration to the Boston office of the American Arbitration Association pursuant to the rules governing contract dispute resolution in effect as of December 1, 1998. Notwithstanding the foregoing, in no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statutes of limitation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                      National Financial Communications Corp.

                      By:/s/Geoffrey Eiten
                         -----------------------------------
                         Geoffrey Eiten, President


                      Infocall Communications Corp.

                       By:/s/Tom Richfield
                          ---------------------------------
                          Tom Richfield, Authorized Agent



          Exhibit - 10.15 - Pg. 4



SCHEDULE A-1   Payment for services and reimbursement of expenses.



          Exhibit - 10.15 - Pg. 5



SCHEDULE A-1

PAYMENT FOR SERVICES
AND REIMBURSEMENT OF EXPENSES

     A. For the services to be rendered and performed by Company during the term of the Agreement, Client shall pay to Company the sum of 250,000 restricted shares at the signing of this contract that will be immediately converted to free-trading shares through a registration by the Client, and an additional 250,000 warrants @ $2.00 per share for a period of one year from the signing of this agreement. 50% of the above shares should be registered to National Financial Communications Corp. and 50% to Robert Marks Co., Inc.

     B. Client shall also reimburse Company for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses. Company shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior approval of the Client. Company agrees that any travel, entertainment or other expense which it may incur and which may be referable to more.
than one of its clients (including Client) will       rated among
the clients for whom such expense has been incurred.


                      National Financial Communications Corp.

                      By:/s/Geoffrey Eiten
                         -----------------------------------
                         Geoffrey Eiten, President


                      Infocall Communications Corp.

                       By:/s/Tom Richfield
                          ---------------------------------
                          Tom Richfield, Authorized Agent